Exhibit 99.1

News Release

Contact:

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Announces Finance Organizational Changes

Paul L. Audet Named Acting Chief Financial Officer, Ann Marie Petach to Join Firm

New York, March 28, 2007 – BlackRock, Inc. (NYSE:BLK) today announced that Steven E. Buller has stepped down as Chief Financial Officer in order to tend to family health issues. He will remain with the firm as head of Global Accounting Policy and Controls. Paul L. Audet, head of BlackRock’s Cash Management business and former Chief Financial Officer, will serve as acting CFO. In addition, BlackRock announced that Ann Marie Petach, Vice President and Treasurer of Ford Motor Company, will join BlackRock midyear as a Managing Director and head of Business Finance.

“I am pleased to welcome Paul back to a role he served in so capably for seven years. We tapped into his expertise throughout our recent merger with MLIM and are confident that he will provide a seamless transition and strong leadership as we continue to build out our finance function,” commented Laurence D. Fink, Chairman and CEO of BlackRock.

“I would like to thank Steve and the entire Finance team for their tireless efforts throughout the integration. I understand and respect Steve’s decision and am thrilled that he will remain with the firm. I am confident that he will provide even greater contributions in a more focused, but equally vital role.

“Finally, I am excited to welcome Ann Marie to our team. I have worked with her over many years and know her to be an exceptionally talented and respected professional. I have great confidence that she will leverage her broad financial experience and quickly make meaningful contributions to the firm as a key member of our Finance team.”

Background on Paul L. Audet

Mr. Audet has been head of BlackRock’s Cash Management business since 2005. From 1998 to 2005 he served as BlackRock’s Chief Financial Officer. Prior to joining BlackRock, Mr. Audet was a Senior Vice President - Finance at PNC Bank Corp. responsible for the investment management and mutual fund processing businesses and head of the holding company’s Mergers & Acquisitions unit. Mr. Audet was also a member of PNC’s Corporate Asset & Liability (ALCO) and Marketing Committees. He joined PNC in 1991 as Chief Financial Officer of PNC’s eastern operations. Prior to joining PNC, Mr. Audet was a Senior Vice President for First Fidelity Bancorporation in New Jersey responsible for the Corporate Finance, ALCO, and Mergers & Acquisitions functions. Mr. Audet’s previous professional affiliations were with Price Waterhouse & Co. and PaineWebber, Inc. He earned a BA degree, cum laude, in economics and accounting from Rutgers University in 1977.

News Release

Background on Ann Marie Petach

Prior to being elected to her present position at Ford in 2004, Ms. Petach was Assistant Treasurer for Ford Motor Company responsible for Pension Asset Management, Actuarial Studies, Affiliate Financing, Risk Management, Banking and Short Term Funding, European Operations, and South America Operations. Previously, she was Assistant Treasurer for Ford Credit with responsibility for North American and International Debt Management. She was also Director, Global Banking, with responsibility for worldwide banking relationships for Ford Motor Company, Ford Credit and Ford Credit Europe. She was also Treasurer of AutoEuropa, the former joint venture between Ford and Volkswagen that produces minivans for Europe. She was also Assistant Treasurer of Autolatina, the former joint venture between Ford and Volkswagen in Brazil and Argentina. Ms. Petach joined Ford in 1984 as a financial analyst in the Electronics Division. She holds a Bachelor’s Degree in Business and Spanish from Muhlenburg College and a M.B.A. from Carnegie-Mellon University.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. As of December 31, 2006, BlackRock’s assets under management were $1.125 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions® investment system, risk management and financial advisory services. Headquartered in New York City, the firm has approximately 5,000 employees in 18 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company’s website at www.blackrock.com.

Forward Looking Statements

This press release, and other statements that BlackRock may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products, including its separately managed accounts and the former

News Release

Merrill Lynch Investment Managers (MLIM) business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; and (17) BlackRock’s success in maintaining the distribution of its products.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

# # #